EXHIBIT 10.7

AMERIGAS PROPANE, INC.
2010 LONG-TERM INCENTIVE PLAN
ON BEHALF OF AMERIGAS PARTNERS, L.P.
TERMS AND CONDITIONS
Effective January 1, 2016

AmeriGas Propane, Inc.
2010 Long-Term Incentive Plan
on Behalf of AmeriGas Partners, L.P.
Terms and Conditions
Table of Contents
Performance Units and Phantom Units For Employees 1

1.	Definitions 1

2.	Performance Units 2

3.	Phantom Units – Executive Employees 4

4.	Phantom Units – Non-Executive Employees 6

5.	Section 409A. 6

Phantom Units For Non-Employee Directors 7

1.	Definitions 7

2.	Phantom Units 7

3.	Events Requiring Redemption of Phantom Units 8

Exhibit A 10

i

AmeriGas Propane, Inc.
2010 Long-Term Incentive Plan
on Behalf of AmeriGas Partners, L.P.

Performance Units and Phantom Units For Employees
Terms and Conditions
The following Terms and Conditions shall be used for purposes of administering Performance Units and Phantom Units granted to Employees under the Plan. The Committee has discretion to modify or deviate from the Terms and Conditions at any time, and in all events the specific terms of the Grant Letter shall control. The defined terms shall have the meanings given those terms in the Plan or in these Terms and Conditions, if not defined in the Plan.
1.Definitions
Whenever used in these Terms and Conditions for Employees, the following terms shall have the meanings set forth below:
(a)    “Account” means a bookkeeping account established on the records of AmeriGas or its Affiliates to record Performance Units, Phantom Units and Distribution Equivalents credited under the Plan.
(b)    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules under the Exchange Act.
(c)    “AmeriGas” means AmeriGas Propane, Inc.
(d)    “APLP” means AmeriGas Partners, L.P.
(e)    “Code” means the Internal Revenue Code of 1986, as amended.
(f)    “Committee” means the Compensation/Pension Committee of the Board of Directors of AmeriGas or its successor.
(g)    “Common Unit” means a common unit of APLP.
(h)    “Disability” or “Disabled” means a long-term disability as determined under the long-term disability plan of AmeriGas, UGI or one of their Affiliates, which is applicable to the Participant.
(i)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)    “Good Reason Termination” shall mean a termination of employment or service initiated by the Participant upon or after a Change of Control upon one or more of the following events:
(i)    a material diminution in the authority, duties or responsibilities held by the Participant immediately prior to the Change of Control;
(ii)    a material diminution in the Participant’s base salary as in effect immediately prior to the Change of Control; or
(iii)    a material change in the geographic location at which the Participant must perform services (which, for purposes of this Agreement, means the Participant is required to report, other than on a temporary basis (less than 12 months), to a location which is more than 50 miles from the Participant’s principal place of business immediately before the Change of Control, without the Participant’s express written consent).
Notwithstanding the foregoing, the Participant shall be considered to have a Good Reason Termination only if the Participant provides written notice to AmeriGas, specifying in reasonable detail the events or conditions upon which the Participant is basing such good Reason Termination and the Participant provides such notice within 90 days after the event that gives rise to the Good Reason Termination. Within 30 days after notice has been provided, AmeriGas shall have the opportunity, but shall have no obligation, to cure such events or conditions that give rise to the Good Reason Termination. If AmeriGas does not cure such events or conditions within the 30-day period, the Participant may terminate employment based on Good Reason Termination within 30 days after the expiration of the cure period.
Notwithstanding the foregoing, if the Participant has in effect a Change in Control Agreement with AmeriGas or an Affiliate, the term “Good Reason Termination” shall have the meaning given that term in the Change in Control Agreement.
(k)    “Retirement” means the Participant’s separation from employment upon or after attaining (i) age 55 with at least 10 years of service with AmeriGas or its Affiliates, or (ii) age 65 with at least 5 years of service with AmeriGas or its Affiliates.
(l)    “Severance Plan” means any severance plan maintained by AmeriGas, UGI or an Affiliate of AmeriGas or UGI, that is applicable to the Participant.
(m)    “UGI” means UGI Corporation.
2.    Performance Units
(a)    Grant of Performance Units. The Committee shall select the Employees who shall receive Performance Units and shall determine the number of Common Units subject to Performance Units and the terms of the Performance Units. Unless the Committee determines otherwise, Distribution Equivalents shall be granted with respect to Performance Units. The Committee shall specify in the Grant Letter for Performance Units the terms and conditions of the Performance Units and the applicable restrictions and performance goals, including the objective goals, employment requirements, period during which the Performance Units shall be subject to restrictions and other conditions of the Grant.
(b)    Terms. The Committee shall establish performance goals and terms for Performance Units in accordance with Section 9 of the Plan. The Committee shall establish appropriate threshold, target amount and maximum payments to be made with respect to the Performance Units.
(c)    Requirements of Employment or Service. If the Participant ceases to be employed by, or provide service to, AmeriGas or its Affiliates during the applicable period specified in the Grant Letter, all of the Participant’s Performance Units shall terminate. However, if a Participant holding Performance Units ceases to be employed by, or provide service to AmeriGas by reason of Retirement, Disability, or death, the restrictions on Performance Units held by the Participant shall lapse pursuant to the following:
(i)    If a Participant terminates employment or service on account of Retirement, Disability or death, the restrictions on a pro-rata portion of the Participant’s outstanding Performance Units shall lapse at the end of the restriction period set forth in the Grant Letter, if the performance goals and all requirements of the Grant Letter (other than continued employment) are met. The prorated portion shall be determined, for each Performance Unit, as the amount that would otherwise be paid according to the terms of the Performance Unit, based on achievement of the performance goals, multiplied by a fraction, the numerator of which is the number of years during the restriction period in which the Participant has been employed by, or provided service to, AmeriGas or its Affiliates and the denominator of which is three. For purposes of the proration calculation, the year in which the Participant’s Retirement, Disability, or death occurs shall be counted as a full year.
(ii)    In the event of Retirement, Disability or death, the prorated portion of the Performance Units shall be paid at the date specified for payment of the Performance Units in the Grant Letter, or at an earlier date determined by the Committee in the Grant Letter.
(d)    Payment with Respect to Performance Units. If the Committee determines that the conditions to payment of the Performance Units have been met, AmeriGas shall pay to the Participant, within 2½ months after the end of the restriction period, Common Units equal to the number of Performance Units to be paid according to achievement of the Performance Goals, provided that AmeriGas may withhold Common Units to cover required tax withholding in an amount equal to the minimum statutory tax withholding requirement in respect to Performance Units earned. The Grant Letter may provide that a portion of the Performance Units (e.g., the number of Performance Units to be paid in excess of the target award) will be paid in cash instead of Common Units.
(e)    Distribution Equivalents with Respect to Performance Units. Distribution Equivalents, if granted, shall accrue with respect to Performance Units and shall be payable subject to the same performance goals and terms as the Performance Units to which they relate. Distribution Equivalents shall be credited with respect to the target award of Performance Units from the Date of Grant until the payment date, provided, however, that the Participant may be eligible to receive Distribution Equivalents in excess of the target award if certain performance goals are satisfied, as provided in the Grant Letter. If and to the extent that the underlying Performance Units are forfeited, all related Distribution Equivalents shall also be forfeited.
(f)    Accounts. While Performance Units are outstanding, AmeriGas shall keep records in an Account for each Participant who holds Performance Units. On each payment date for a distribution paid by APLP on its common units, AmeriGas shall credit to the Participant’s Account an amount equal to the Distribution Equivalents associated with the target award of Performance Units held by the Participant on the record date for the distribution. No interest shall be credited to any such Account.
(g)    Payment of Distribution Equivalents. Distribution Equivalents shall be paid in cash at the same time and on the same terms as the underlying Performance Units are paid, after the Committee determines that the conditions to payment have been met.
(h)    Change of Control. Upon a Change of Control, outstanding Performance Units granted before November 2012, and related Distribution Equivalents, shall be paid in cash in an amount equal to the greater of (i) the target amount or (ii) the amount earned as of the date of the Change of Control based on AmeriGas’s achievement of the performance goals as of the Change of Control, as determined by the Committee. If a former Participant is entitled to receive a prorated award for the restriction period, the award shall be the prorated portion of the amount described in the preceding sentence. The Performance Units and Distribution Equivalents shall be paid on the closing date of the Change of Control. Outstanding Performance Units granted in November 2012 and thereafter, and related Dividend Equivalents shall vest upon a Termination without Cause or Good Reason Termination upon, or during a specified period after, a Change of Control as described in the Grant Letter (“double trigger” vesting), and special rules may apply for termination of service on account of Retirement, death or Disability before or after a Change of Control, as described in the Grant Letter.
3.    Phantom Units – Executive Employees
(a)    Grant of Phantom Units. The Committee shall select the executive level Employees who shall receive Phantom Units and shall determine the number of Common Units subject to Phantom Units and the terms of the Phantom Units. Unless the Committee determines otherwise, Distribution Equivalents shall be granted with respect to Phantom Units for executive level Employees. The Committee shall specify in the Participant’s Grant Letter the terms and conditions of the Phantom Units and the applicable restrictions, including the period during which the Phantom Units shall be subject to vesting requirements, if any, and other conditions of the Grant.
(b)    Vesting of Phantom Units. Phantom Units will vest on such terms as the Committee determines and specifies in the Grant Letter. If the Participant ceases to be employed by, or provide service to, AmeriGas or its Affiliates, any unvested Phantom Units will immediately terminate, except as provided below. The Committee may authorize payment of Phantom Units on a prorated or other basis in such circumstances as the Committee deems appropriate, including in the event that a Participant ceases to be employed by, or provide service to AmeriGas or its Affiliates, on account of Retirement, Disability or death.
(c)    Payment with respect to Phantom Units. A Participant will receive payment with respect to Phantom Units as the Phantom Units vest, within 30 business days after the vesting date. Payment with respect to Phantom Units shall be made in Common Units, provided that AmeriGas may withhold Common Units to cover required tax withholding in an amount equal to the minimum statutory tax withholding requirement in respect to Phantom Units earned.
(d)    Distribution Equivalents with Respect to Phantom Units. Distribution Equivalents, if granted, shall accrue with respect to Phantom Units and shall be payable subject to the same terms as the Phantom Units to which they relate. Distribution Equivalents shall be credited with respect to Phantom Units from the Date of Grant until the payment date. If the underlying Phantom Units are forfeited, all related Distribution Equivalents shall also be forfeited.
(e)    Accounts. While Phantom Units are outstanding, AmeriGas shall keep records in an Account for each Participant who holds Phantom Units. If the Phantom Unit was granted with Distribution Equivalents, on each payment date for a distribution paid by APLP on its common units, AmeriGas shall credit to the Participant’s Account an amount equal to the Distribution Equivalents associated with the Phantom Units held by the Participant on the record date for the distribution. No interest shall be credited to any such Account.
(f)    Payment of Distribution Equivalents. Distribution Equivalents shall be paid after the vesting and other requirements specified in the Grant Letter have been met, at the same time as the underlying Phantom Units are paid or as otherwise determined by the Committee. Distribution Equivalents will be paid in cash.
(g)    Change of Control.
(i)    All outstanding Phantom Units granted before November 2012 shall become fully vested upon a Change of Control and shall be paid in cash on the closing date of the Change of Control (except as described below). All Distribution Equivalents shall become fully vested and paid when the underlying Phantom Units are paid. Notwithstanding the foregoing, if the Phantom Units are subject to section 409A of the Code, the Phantom Units shall be paid upon a Change of Control only if the transaction constituting a Change of Control is also a change in control event under section 409A of the Code (“409A Change in Control Event”). If the transaction constituting a Change of Control does not constitute a 409A Change in Control Event, the outstanding Phantom Units shall vest upon the Change of Control, and any outstanding Phantom Units that are subject to section 409A shall be paid in cash (based on the Unit Value of the Phantom Units on the payment date as determined by the Committee) within 30 days after the first to occur of (x) the vesting date set forth in the Participant’s Grant Letter or (y) the Participant’s termination of employment or service (subject to the section 409A six-month delay, if applicable). If payment is delayed after the Change of Control, the Committee may provide for the Phantom Units to be valued as of the date of the Change of Control and interest to be credited on the amount so determined at a market rate for the period between the Change of Control date and the payment date.
(ii)    Outstanding Phantom Units granted in November 2012 and thereafter, and related Dividend Equivalents, shall vest upon a Termination without Cause or Good Reason Termination upon, or during a specified period after, a Change of Control as described in the Grant Letter (“double trigger” vesting).
4.    Phantom Units – Non-Executive Employees
(a)    Grant of Phantom Units. The Committee shall select the non-executive level Employees who shall receive Phantom Units and shall determine the number of Common Units subject to Phantom Units and the terms of the Phantom Units. Unless the Committee determines otherwise, Distribution Equivalents shall not be granted with respect to Phantom Units for non-executive Employees. The Committee shall specify in the Participant’s Grant Letter the terms and conditions of the Phantom Units and the applicable restrictions, including the period during which the Phantom Units shall be subject to vesting requirements, if any, and other conditions of the Grant.
(b)    Vesting of Phantom Units. Phantom Units will vest on such terms as the Committee determines and specifies in the Grant Letter. Unless the Committee determines otherwise, if the Participant ceases to be employed by, or provide service to, AmeriGas or its Affiliates, any unvested Phantom Units will immediately terminate and be forfeited.
(c)    Payment with respect to Phantom Units. A Participant will receive payment with respect to Phantom Units when the Phantom Units vest, within 30 business days after the vesting date. Payment with respect to Phantom Units shall be made in Common Units, provided that AmeriGas may withhold Common Units to cover required tax withholding in an amount equal to the minimum statutory tax withholding requirement in respect to Phantom Units earned.
(d)    Accounts. While Phantom Units are outstanding, AmeriGas shall keep records in an Account for each Participant who holds Phantom Units.
(e)    Change of Control. The Committee may specify in the Grant Letter the effect that a Change of Control will have on Phantom Units.
5.    Section 409A. Performance Units, Phantom Units and Distribution Equivalents are intended to meet the requirements of section 409A of the Code or an exemption from such requirements.
(a)

AmeriGas Propane, Inc.
2010 Long-Term Incentive Plan
on Behalf of AmeriGas Partners, L.P.

Phantom Units For Non-Employee Directors
Terms and Conditions
The following Terms and Conditions shall be used for purposes of administering Phantom Units granted to Non-Employee Directors under the Plan. The Committee has discretion to modify or deviate from the Terms and Conditions at any time, and in all events the specific terms of the Grant Letter shall control. The defined terms shall have the meanings given those terms in the Plan or in these Terms and Conditions, if not defined in the Plan.
1.    Definitions
Whenever used in these Terms and Conditions for Non-Employee Directors, the following terms shall have the meanings set forth below:
(a)    “Account” means a bookkeeping account established on the records of AmeriGas or its Affiliates to record Phantom Units and Distribution Equivalents credited under the Plan.
(b)    “AmeriGas” means AmeriGas Propane, Inc.
(c)    “APLP” means AmeriGas Partners, L.P.
(d)    “Code” means the Internal Revenue Code of 1986, as amended.
(e)     “Committee” means, for purposes of Grants to Non-Employee Directors, the Board or its delegate.
(f)    “Common Unit” means a common unit of APLP.
(g)    “Deferral Plan” means the UGI Corporation 2009 Deferral Plan.
(h)    “Plan Year” means the calendar year.
(i)    “Separates from Service” means the Non-Employee Director’s termination of service as a non-employee director and as an employee of AmeriGas for any reason other than death and shall be determined in accordance with section 409A of the Code.
(j)    “Unit Value” means, at any time, the value of each Phantom Unit, which value shall be equal to the Fair Market Value (as defined in the Plan) of a Common Unit on such date.

2.    Phantom Units
(a)    Annual Award of Phantom Units. Each Non-Employee Director shall receive an annual award of Phantom Units in the amount set forth on the attached Exhibit A on the date set forth therein. Such Phantom Units shall be credited to each Non-Employee Director’s Account as specified in Section 2(c) below. Any Non-Employee Director who becomes a Non-Employee Director mid-year (i.e., after the annual organizational meeting) shall not automatically receive an award of Phantom Units upon election to the Board.
(b)    Distribution Equivalents
(i)    Crediting of Distribution Equivalents. From the Date of Grant of each Phantom Unit until the Non-Employee Director’s Account has been fully distributed, on each payment date for a distribution paid by APLP on its Common Units, AmeriGas shall credit to the Non-Employee Director’s Account an amount equal to the Distribution Equivalent associated with the Phantom Units held by the Non-Employee Director on the record date for the distribution.
(ii)    Conversion to Phantom Units. On the last day of each Plan Year, the amount of the Distribution Equivalents credited to the Non-Employee Director’s Account during that Plan Year shall be converted to a number of Phantom Units, based on the Unit Value on the last day of the Plan Year. In the event of a Change of Control or in the event the Non-Employee Director dies or Separates from Service prior to the last day of the Plan Year, as soon as practicable following such event and in no event later than the date on which Phantom Units are redeemed, AmeriGas shall convert the amount of the Distribution Equivalents credited to the Non-Employee Director’s Account as of the date of the Change of Control, death or Separation from Service (the “Conversion Date”) to a number of Phantom Units based on the Unit Value on the Conversion Date.
(c)    Accounts. AmeriGas shall keep records to reflect the number of Phantom Units and Distribution Equivalents credited to each Non-Employee Director. Fractional Phantom Units shall accumulate in the Non-Employee Director’s Account and shall be added to other fractional Phantom Units held in such Account to create whole Phantom Units.
3.    Events Requiring Redemption of Phantom Units
AmeriGas shall redeem Phantom Units credited to a Non-Employee Director’s Account only at the times and in the manner prescribed by the terms of this Section 3 and the Grant Letter.
(a)    Redemption. When Phantom Units are to be redeemed, AmeriGas will determine the Unit Value of the Phantom Units credited to the Non-Employee Director’s Account as of the date of the Non-Employee Director’s Separation from Service or death. Except as described in subsection (c) below, an amount equal to 65% of the aggregate Unit Value of the Phantom Units shall be paid in the form of whole Common Units (with fractional Common Units paid in cash), and the remaining 35% of the aggregate Unit Value of the Phantom Units shall be paid in cash.

(b)    Separation from Service or Death. In the event a Non-Employee Director Separates from Service or dies, AmeriGas shall redeem all of the Phantom Units then credited to the Non-Employee Director’s Account as of the date of such Separation from Service or death. In the event of a Separation from Service, the redemption amount shall be paid within 30 business days after the date of the Non-Employee Director’s Separation from Service. In the event of death, the redemption amount shall be paid to the Non-Employee Director’s estate within 60 business days after the Non-Employee Director’s death.
(c)    Change of Control. In the event of a Change of Control, AmeriGas shall redeem all the Phantom Units then credited to the Non-Employee Director’s Account. The redemption amount shall be paid in cash on the closing date of the Change of Control (except as described below). The amount paid shall equal the product of the number of Phantom Units being redeemed multiplied by the Unit Value at the date of the Change of Control. However, in the event that the transaction constituting a Change of Control is not a change in control event under section 409A of the Code, the Non-Employee Director’s Phantom Units shall be redeemed and paid in cash upon Separation from Service or death on the applicable date described in subsection (b) above (based on the aggregate Unit Value of the Phantom Units on the date of Separation from Service or death as determined by the Committee), instead of upon the Change of Control pursuant to this subsection (c). If payment is delayed after the Change of Control, pursuant to the preceding sentence, the Committee may provide for the Phantom Units to be valued as of the date of the Change of Control and interest to be credited on the amount so determined at a market rate for the period between the Change of Control date and the payment date.
(d)     Effect on Outstanding Phantom Units and Distribution Equivalents. The provisions of this Section 3 relating to the medium of payment (i.e., payment in cash or in a combination of cash and Common Units) shall apply to all outstanding Phantom Units and Distribution Equivalents.
(e)    Section 409A. Phantom Units and Distribution Equivalents are intended to meet the requirements of section 409A of the Code or an exemption from such requirements.
(f)    Deferral Elections. Notwithstanding the foregoing, a Non-Employee Director may make a one-time, irrevocable election to elect to have all of the Non-Employee Director’s Phantom Units credited to the Non-Employee Director’s account under the Deferral Plan on the date of the Non-Employee Director’s Separation from Service, in lieu of the redemption and payments described in subsection (b). If the Non-Employee Director makes a deferral election, the Non-Employee Director’s Phantom Units will be credited to the Non-Employee Director’s account under the Deferral Plan at Separation from Service and the amount credited to the Deferral Plan shall be distributed in accordance with the provisions of the Deferral Plan. If the Non-Employee Director makes a deferral election and a Change of Control occurs: (i) subsection (c) above shall apply if the Change of Control occurs before the Non-Employee Director’s Separation from Service and (ii) the terms of the Deferral Plan shall apply if the Change of Control occurs after or simultaneously with the Non-Employee Director’s Separation from Service. An election under this subsection (f) shall be made in writing, on a form and at a time prescribed by the Committee and shall be irrevocable upon submission to the Corporate Secretary.

Exhibit A

Non-Employee Director Grants
Phantom Units:
1,400 units
Grant Date: The date on which the Non-Employee Director is elected to the Board of Directors at an annual organizational meeting, provided that a Non-Employee Director who becomes a Non-Employee Director mid-year (i.e., after the annual organizational meeting) shall not automatically receive an award of Phantom Units upon election to the Board.